EXHIBIT 10ae

                1988 DIRECTORS STOCK AWARD PLAN

                               OF

                        C. R. BARD, INC.

                   (AS AMENDED AND RESTATED)

SECTION  1--PURPOSE

     The purposes of the C. R. Bard, Inc. 1988 Directors Stock Award Plan (the "Plan") are (a) to attract and retain highly qualified individuals to serve as Directors of C. R. Bard, Inc. ("Bard"), (b) to relate non-employee directors' compensation more closely to Bard's performance and its shareholders' interests, and
(c) to increase non-employee directors' stock ownership in Bard.

SECTION  2--DEFINITIONS

     For purposes of the Plan, the following terms shall have the indicated meanings:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Governance Committee of the Board or such other committee as may be designated by the Board.

          (d)  "Common Stock" means the Common Stock of the
     Corporation, par value $0.25 per share.

          (e) "Corporation" means C. R. Bard, Inc., a New Jersey corporation.

          (f)  "Director" means a member of the Board.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" of the Common Stock on a specified day means (1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange--Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

          (i) "Option" means an Option to purchase Common Stock awarded to a Participant as provided in Section 5.

          (j) "Option Period" means the period from the date of the grant of an Option to the date of its expiration as provided in Section 3.1.

          (k) "Optionee" means a Participant who has been granted an Option under the Plan.

          (l)  "Participant" means a non-employee Director.

          (m) "Permanent Disability" means any disability which prevents a Director from performing all duties as a Director.

          (n)  "Plan" means the C. R. Bard, Inc. 1988 Directors
     Stock Award Plan.

          (o) "Restricted Period" means the vesting period, if any, of up to 10 years specified by the Committee pursuant to
     Section 6.2.

          (p)  "Restricted Stock" means Common Stock awarded to a
     Participant subject to restrictions as provided in Section 6 as long as those restrictions are in effect.

          (q) "Retirement" means the voluntary cessation of service as a director by a director who is 55 years of age or older and who has served on the Board for at least five years.

          (r) "Stock Appreciation Right" means a right awarded to a Participant as provided in Section 5 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.

          (s) "Stock Award" means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 4.8.

          (t) "Unrestricted Stock" means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION  3--GENERAL PROVISIONS

     3.1 Except as provided in Section 4 and Sections 5.4 and 5.5, the Committee, in its sole discretion, shall select those non-employee directors to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, Stock Awards, Unrestricted Stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any award made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

     3.2 The total number of Shares of Common Stock subject to the Plan shall be limited so that the aggregate number of shares which may be awarded under the Plan shall not exceed 75,000 shares of Common Stock, as currently constituted. Shares of Common Stock returned to Bard as a result of the forfeiture of stock awarded or the expiration or termination of options granted shall be available under the Plan.

     3.3 The Plan shall become effective when it is adopted by the Board (the "Effective Date"); provided, however, if within one year after the Plan is adopted by the Board the Plan is not approved by the vote of a majority of the holders of the outstanding shares of Common Stock present, or represented, and entitled to vote, at a meeting of shareholders where the total vote cast on whether to adopt the Plan represents a majority of the Common Stock entitled to vote on such matter (such approval is referred to herein as "Shareholder Approval"), then the Plan (and any entitlement of non-employee directors to receive shares of Common Stock hereunder) shall terminate at the time of such meeting, or, if no meeting is held, after the passage of one year from the date the Plan was adopted by the Board.

SECTION  4--FORMULA-BASED STOCK AWARDS

     4.1 On the first business day in October following the Effective Date, each non-employee director shall be granted the right to receive, subject to Shareholder Approval, 200 shares of Common Stock, for each year or partial year remaining in his or her current term of directorship, which shares shall only be transferred by Bard to such Director subject to and in accordance with the terms of this Section 4. Any grant of shares of Common Stock to a non-employee director pursuant to the immediately preceding sentence shall be transferred in installments (or an installment to the extent only one year remains under the term of office of a non-employee director) of 200 shares as follows:
(a) the transfer of shares of Common Stock covered by the first installment shall occur promptly following the date of Shareholder Approval, and (b) the transfer of shares of Common Stock covered by the second and third installments, if any, shall occur on the first business day in October during each year of such Director's term of office; provided, however, with respect to such second and third installments, such Director shall not be entitled to any such installment of shares and such shares shall not, under any circumstances, be transferred to such Director in the event that for any reason such Director is not a non-employee director of Bard on the date on which an installment of shares of Common Stock would otherwise have been transferable hereunder.

     4.2 After the Effective Date upon the election of any non-employee director, he or she shall be granted the right to receive 200 shares of Common Stock, subject to Section 8.7, for each year or partial year remaining in his or her current term of directorship (other than a partial year resulting from the election of a Director subsequent to the October 1st immediately preceding the annual meeting at which the term of office of such Director will expire), which shares shall only be transferred by Bard to such Director subject to and in accordance with the terms of this
Section 4.2. Any grant of shares of Common Stock to a non-employee director pursuant to the terms of this Section 4.2 shall be transferred in equal installments of 200 shares each, which shares shall be transferred on, or promptly following, the first business day in October during each year of such Director's term of office; provided, however, such Director shall not be entitled to any such installment of shares and such shares shall not, under any circumstances, be transferred in the event that for any reason such Director is not a non-employee director of Bard on the date on which an installment of shares of Common Stock would otherwise have been transferable hereunder. Notwithstanding the foregoing, the Committee may specify that any subsequent grant shall be for the right to receive such lesser number of shares of Common Stock as the Committee shall specify for each such year or partial year.

     4.3 No shares of Common Stock transferred to a non-employee director under this Section 4 of the Plan may be sold, pledged, assigned, transferred or otherwise encumbered or disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director (the "Transfer Restriction"); provided, however, such Transfer Restriction shall cease to apply upon the death or permanent disability of the non-employee director.

SECTION  5--STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     5.1 Subject to the provisions of this Section 5, the Committee may grant non-qualified Options with or without Stock Appreciation Rights to Participants. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee which contains the terms and conditions specified by this
Section 5 and such other terms and conditions as the Committee in its sole discretion shall specify.

     5.2 The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.

     5.3 Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. Exercisable Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.

     5.4 On each second Wednesday in July, each person who is a non-employee director of Bard on such date shall be granted one Option entitling the grantee thereof to purchase 600 shares of Common Stock. Such Options shall have a ten year term and shall become exercisable with respect to 200 shares of Common Stock subject thereto on each of the first three anniversaries following the date of grant thereof. Notwithstanding the foregoing, from time to time the Committee may specify that any such Option not yet granted shall be exercisable to purchase such lesser number of shares of Common Stock as the Committee shall specify and that any such Option shall become exercisable according to such schedule as the Committee shall specify.

     5.5 If a non-employee director shall, by reason other than death or Retirement, cease to be a member of the Board while holding an outstanding Option, such non-employee director shall be permitted to exercise such Option within sixty days from the day he or she ceased to be a member of the Board; but in no event later than the expiration date of the Option, with respect to all or any part of the entire balance of shares of Common Stock to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board. If a non-employee director shall die after the date he or she ceases to be a member of the Board while holding an outstanding Option, such Option shall be exercisable to the extent, and during the period, that such Option would, but for his or her death, have otherwise been exercisable by such non-employee director.

     5.6 If a non-employee director shall cease to be a member of the Board by reason of Retirement while holding an outstanding Option, such non-employee director shall be permitted to exercise such Option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the Option, with respect to all or any part of the entire balance of shares of Common Stock to the extent exercisable by such non-employee director at the time he or she retired.

     5.7 If a non-employee director shall die while holding an outstanding Option, and at the time of death, such Option was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which such Option shall be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such Option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the Option.

     5.8 The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Rights relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.

SECTION  6--NONFORMULA-BASED STOCK AWARDS AND RESTRICTED STOCK

     6.1  An award of Restricted Stock and Stock Awards to a
Participant shall entitle the Participant to receive the number of shares of Common Stock specified by the Committee in accordance with the terms and conditions of this Section 6.

     6.2 During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as provided in this Section 6.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.5 and 8.6, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock.

     6.3 If a Participant holding Restricted Stock ceases to be a member of the Board during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of service as a member of the Board terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of such cessation, such Restricted Stock shall be forfeited.

     6.4 If a Participant holding Restricted Stock ceases to be a member of the Board during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to
Section 6.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant's beneficiary, as the case may be, within 60 days.

     6.5 Each Participant awarded Restricted Stock or Stock Awards shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

     6.6 Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:

          The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 6 of the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as amended, and an Agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.

     6.7 When the restrictions imposed by Section 6.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant's legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 6.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 6.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 6.5 shall terminate forthwith as to those shares.

     6.8 Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to Section 6.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award.

     6.9 No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose service as a member of the Board has ceased; provided, however, that where such cessation has occurred due to a Participant's death or Retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this
Section 6.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.

     6.10 The Committee may award Unrestricted Stock to a participant, which Common Stock shall not be subject to forfeiture pursuant to this Section 6. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the date thereof.

SECTION  7--ADMINISTRATION

     7.1 Subject to the provisions of the Plan, the Plan shall be administered by the Committee and the Committee shall have exclusive power to determine the amount of, or method of determining, the awards to be made to Participants.

     7.2 The Committee's interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.

     7.3 The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.

SECTION  8--MISCELLANEOUS

     8.1 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

     8.2 Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights awarded under the Plan shall be exercisable during a Participant's lifetime only by the Participant.

     8.3 A Participant may appoint a beneficiary, on a form supplied by the Committee, to exercise Options and Stock
Appreciation Rights in the event of the Participant's death and may change that beneficiary at any time prior to the date of the Participant's death.

     8.4 The option price shall be paid in full by certified or bank cashier's check payable to the order of Bard and/or, to the extent permitted by law, by surrendering or delivering to Bard shares of Common Stock or any other form of consideration acceptable to Bard. Upon exercise of an option, the stock purchased shall be promptly delivered. No nonemployee director holding an option, or his or her legal representatives, legatees or distributees, as the case may be, will be deemed to be a holder of any shares of Common Stock pursuant to exercise of an option until the date of the issuance of a stock certificate to him or her for such shares of Common Stock. The proceeds of the sale of Common Stock subject to options are to be added to the general funds of Bard and used for its general corporate purposes.

     8.5 If the outstanding Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which Bard is the surviving corporation, the maximum number of shares which may be awarded under the Plan, the number of shares of Common Stock distributable pursuant to Sections 4 and 6 of the Plan, the number of options distributed and outstanding pursuant to Section 5 of the Plan and the number of options distributable pursuant to Section 5 of the Plan shall be appropriately and equitably adjusted.

     8.6 If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 6.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in
Section 6.6.

     8.7 Notwithstanding anything to the contrary contained herein, no shares of Common Stock shall be transferred by Bard pursuant to this Plan prior to the date of Shareholder Approval, and no non-employee director shall be entitled to any rights as a shareholder with respect to any shares of Common Stock granted hereunder, including, without limitation voting rights and the right to receive dividends, until such shares have been transferred.

     8.8 If the issuance of Common Stock pursuant to the Plan has not been registered under the Securities Act of 1933, as amended, any certificate representing shares transferred pursuant to this Plan, including pursuant to the exercise of an option, shall include the following legend:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and, accordingly, may not be offered, sold or otherwise pledged, hypothecated or transferred unless (a) pursuant to an effective registration statement under the Act or (b) an applicable exemption from the registration requirements of the Act is available. In addition, the transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the C. R. Bard, Inc. 1988 Directors Stock Award Plan."

     A non-employee director shall not dispose of shares of Common Stock awarded hereunder, including shares of Common Stock awarded pursuant to the exercise of an option, in transactions which, in the opinion of counsel to Bard, would violate the Securities Act of 1933, as then amended, and the rules and regulations thereunder.

     8.9 This Plan shall be construed in accordance with the laws of the State of New Jersey and may be amended, suspended or terminated at any time or from time to time by action of the Board; provided, however, that no such amendment shall be made, which would, without shareholder approval:

          (a) increase the number of shares that may be transferred under this Plan;

          (b) materially modify the requirements as to eligibility for participation in this Plan; or

          (c) otherwise materially increase the benefits accruing to the non-employee directors.

     8.10 The Plan provisions governing the eligibility for participation, the amount and timing of awards, the timing of the delivery of shares in installments, exercise prices and exercise periods, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     8.11 The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any conditions set forth in such award agreement, to pay a portion or all of such withholding taxes by (a) delivery of shares of Common Stock or
(b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.